SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                             Current Report Pursuant
                             to Section 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 26, 1998
                                                  ----------------

Bell Atlantic Corporation, on behalf of the
Bell Atlantic Savings and Security Plan (Non Salaried Employees)
--------------------------------------------------------------------------------
(Exact Name of Registrant As Specified in Its Charter)

Delaware
--------------------------------------------------------------------------------
(State or other jurisdiction of Incorporation)

1-8606
--------------------------------------------------------------------------------
(Commission File Number)

23-2259884
--------------------------------------------------------------------------------
(IRS Employer Identification No.)

Bell Atlantic Corporation, 1095 Avenue of the Americas, New York, NY 10036
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                           (Zip Code)

(212) 395-1234
--------------------------------------------------------------------------------
(Registrant's Telephone Number, Including Area Code)

Item 4. Changes in Registrant's Certifying Accountant.

On October 26, 1998, PricewaterhouseCoopers LLP resigned as the independent accountant for the Bell Atlantic Savings and Security Plan (Non Salaried Employees). The change in independent accountants is limited to certain employee benefit plans of Bell Atlantic Corporation or its subsidiaries (including the Registrant) and was approved by the Board of Directors of Bell Atlantic Corporation.

The reports of PricewaterhouseCoopers LLP on the financial statements for the past two years contained no adverse opinion, or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with its audits for the two most recent fiscal years and through October 26, 1998, there have been no disagreements with PricewaterhouseCoopers LLP regarding any matters with respect to accounting principles or practices, financial statement disclosure or audit scope or procedure, which disagreements if not resolved to the satisfaction of the PricewaterhouseCoopers LLP, would have caused them to make reference hereto in their report on the financial statements for such years.

Effective October 27, 1998, Mitchell & Titus L.L.P. was engaged as the Plan's independent accountants.

Item 7. Financial Statements and Exhibits

   (c) Exhibits.

(16) Letter regarding Change in Certifying Accountant

                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                      BELL ATLANTIC SAVINGS AND
                      SECURITY PLAN (NON SALARIED EMPLOYEES)


                      /s/ D. J. Sacco
                      ---------------------------------------------------------
                      (D.J. Sacco, Chairman, Bell Atlantic Corporate Employees'
                       Benefits Committee)


Date: October 29, 1998